As filed with the Securities and Exchange Commission on August 8, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMARIN CORPORATION PLC

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Amarin Corporation plc

2 Pembroke House

Upper Pembroke Street 28-32

Dublin 2, Ireland

(Address of principal executive offices)

Amarin Corporation plc 2011 Stock Incentive Plan, as amended

(Full title of the plans)

John Thero

President

Amarin Corporation plc

c/o Amarin Pharma, Inc.

1430 Route 206

Bedminster, NJ 07921

(860) 572-4979

(Name, address, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Michael H. Bison

Goodwin Procter LLP

Exchange Place

Boston, MA 02109

Tel. (617) 570-1933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Ordinary Shares, par value 50 pence each (1)	8,000,000(2)	$11.30(3)	$90,360,000(3)	$10,355.26

(1)	American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts, issuable upon deposit of Ordinary Shares, par value 50 pence each (“Ordinary Shares”), of Amarin Corporation plc (“Amarin”) are registered on a separate registration statement. Each ADS represents one Ordinary Share.
(2)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional Ordinary Shares which become issuable under the Amarin Corporation plc 2011 Stock Incentive Plan, as amended by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of our outstanding Ordinary Shares.
(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and 457(h)(i) of the Securities Act of 1933, as amended. The proposed maximum aggregate offering price is based upon the average of the high and low sales prices of the ADSs, as reported on the Nasdaq Capital Market on August 7, 2012.

EXPLANATORY STATEMENT

In April 2012, our board of directors approved, subject to shareholder approval, an amendment to the Amarin Corporation plc 2011 Stock Incentive Plan (the “Plan”). At our 2012 Annual General Meeting held on July 10, 2012, our shareholders approved the amendment to the Plan which increased the aggregate number of Ordinary Shares authorized for issuance under the Plan by 8,000,000 Ordinary Shares. The contents of our Registration Statement on Form S-8 (File No. 333-176877) filed with the Securities and Exchange Commission on September 16, 2011 relating to the Plan, including the documents incorporated by reference therein, are incorporated by reference into this Registration Statement pursuant to General Instruction E to Form S-8.

Part I

The information required by Part I to be contained in a Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information. *

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, as amended, and the “Note” to Part I of Form S-8.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.	EXHIBITS.

Exhibit No.	Description of Exhibit

4.1	Articles of Association of Amarin Corporation plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the Securities Exchange Commission on November 10, 2010)

4.2	Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities Exchange Commission on August 9, 2011).

4.3	Amendment No. 1 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012).

4.4	Amendment No. 2 to Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012).

4.5	Form of Amended and Restated Deposit Agreement, dated as of November 4, 2011, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

4.6	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.7	Form of American Depositary Receipt evidencing ADSs (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Dublin, Ireland, on August 8, 2012.

Amarin Corporation plc

By:	/s/ John F. Thero
John F. Thero, President

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Amarin Corporation plc, hereby severally constitute and appoint Joseph S. Zakrzewski, John F. Thero and Joseph T. Kennedy, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign for us and in our names in the capacities indicated below any and all amendments (including post-effective amendments) to this registration statement on Form S-8 (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John F. Thero	President	August 8, 2012
John F. Thero	(Principal Financial and Accounting Officer)

/s/ Joseph S. Zakrzewski	Chief Executive Officer, Chairman of the Board of Directors	August 8, 2012
Joseph S. Zakrzewski	(Principal Executive Officer)

/s/ Joseph Anderson, Ph.D.	Director	August 8, 2012
Joseph Anderson, Ph.D.

/s/ James I. Healy, M.D., Ph.D.	Director	August 8, 2012
James I. Healy, M.D., Ph.D.

/s/ Carl L. Gordon, Ph.D., CFA	Director	August 8, 2012
Carl L. Gordon, Ph.D., CFA

/s/ Lars G. Ekman, M.D., Ph.D.	Director	August 8, 2012
Lars G. Ekman, M.D., Ph.D.

/s/ Jan van Heek	Director	August 8, 2012
Jan van Heek

/s/ Kristine Peterson	Director	August 8, 2012
Kristine Peterson

/s/ Patrick J. O’Sullivan	Director	August 8, 2012
Patrick J. O’Sullivan

/s/ John F. Thero	Authorized Representative in the U.S.	August 8, 2012
John F. Thero

EXHIBIT INDEX

ITEM 8.	EXHIBITS.

Exhibit No.	Description of Exhibit

4.1	Articles of Association of Amarin Corporation plc (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form F-3, filed with the Securities Exchange Commission on November 10, 2010)

4.2	Amarin Corporation plc 2011 Stock Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Securities Exchange Commission on August 9, 2011).

4.3	Amendment No. 1 to Amarin Corporation plc 2011 Stock Incentive Plan. (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012).

4.4

Amendment No. 2 to Amarin Corporation plc 2011 Stock Incentive Plan. (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2012, filed with the Securities Exchange Commission on August 8, 2012).

4.5	Form of Amended and Restated Deposit Agreement, dated as of November 4, 2011, among the Company, Citibank, N.A., as Depositary, and all holders from time to time of American Depositary Receipts issued thereunder (incorporated herein by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

4.6	Form of Ordinary Share certificate (incorporated herein by reference to Exhibit 2.4 to the Registrant’s Annual Report on Form 20-F for the fiscal year ended December 31, 2002, filed with the Securities and Exchange Commission on April 24, 2003).

4.7	Form of American Depositary Receipt evidencing ADSs (incorporated herein by reference to Exhibit 4.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, filed with the Securities and Exchange Commission on February 29, 2012).

*5.1	Opinion of K&L Gates LLP, counsel to the Registrant, as to the validity of the Ordinary Shares.

*23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

*23.2	Consent of K&L Gates LLP (included in Exhibit 5.1).

*24.1	Power of Attorney (included in the Registration Statement under “Signatures”).

*	Filed herewith.